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                                                                                                               Exhibit 12.1

                                                        B&G FOODS, INC.

                                       COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                 (DOLLAR AMOUNTS IN THOUSANDS)

                                                                     Year Ended           Year Ended           Year Ended
Income before income tax expense                                    Dec. 28, 2002        Dec. 29, 2001         Dec. 30, 2000
                                                                   ----------------     -----------------     ----------------
Add:                                                                       $ 24,505              $ 10,027                $ 274
         Interest expense                                                    23,940                27,875               34,230
         Amortization of deferred financing costs                             2,686                 1,972                1,843
         Portion of rents representative of the interest factor                 986                 1,039                1,133
                                                                   ----------------     -----------------     ----------------
Income as adjusted                                                         $ 52,117              $ 40,913             $ 37,480
                                                                   ================     =================     ================
Fixed charges:
         Interest expense                                                  $ 23,940              $ 27,875             $ 34,230
         Amortization of deferred financing costs                             2,686                 1,972                1,843
         Portion of rents representative of the interest factor                 986                 1,039                1,133
                                                                   ----------------     -----------------     ----------------
Fixed charges                                                              $ 27,612              $ 30,886             $ 37,206
                                                                   ================     =================     ================
Ratio of earnings to fixed charges                                             1.89                  1.32                 1.01
                                                                   ================     =================     ================

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